UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2023

EBIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15946	77-0021975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ebix Way, Johns Creek, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678) 281-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value per share	EBIX	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The information set forth below under Item 1.03 of this Current Report on Form 8-K regarding the RSA, the DIP Credit Agreement, and the Stalking Horse APA (each as defined below) is incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership

Voluntary Petitions for Bankruptcy

On December 17, 2023 (the “Petition Date”), Ebix, Inc. (“Ebix” or the “Company”) and certain of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions to commence proceedings under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”). The Debtors will continue to operate their business as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors filed with the Bankruptcy Court certain motions seeking a variety of customary “first day” relief, including authority to pay employee wages and benefits, to pay vendors and suppliers for goods and services provided both before and after the Petition Date, and to continue honoring insurance and tax obligations as they come due. In addition, Debtors filed with the Bankruptcy Court a motion (the “DIP Motion”) seeking approval of the Company’s entry into debtor-in-possession financing on the terms and conditions set forth in the DIP Credit Agreement (as defined and described below). Additionally, on December 18, 2023, the Debtors filed with the Bankruptcy Court a motion seeking approval of certain procedures relating to the marketing and auction (if necessary) of all or some of the Company’s assets, including approval of a Stalking Horse APA (as defined and described below).

Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at https://omniagentsolutions.com/Ebix, a website administered by Omni Agent Solutions, Inc., a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference herein.

Restructuring Support Agreement

On December 17, 2023, prior to the commencement of the Chapter 11 Cases, the Company and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) entered into a Restructuring Support Agreement (together with all exhibits and schedules thereto, “RSA”) with the holders of at least two-thirds in principal amount outstanding (on an aggregate basis) of revolving and term loans (collectively, the “Consenting Lenders”) under the Credit Agreement, dated as of August 5, 2014 (the “Credit Agreement”), as amended, restated, supplemented, or otherwise modified and in effect from time to time, by and among the Company, certain direct and indirect subsidiaries of the Company, each lender from time to time party thereto (the “Prepetition Lenders”), Regions Bank, as administrative agent and collateral agent under the Credit Agreement, the agent under the DIP Facility (as defined and described below), and any other person that becomes party to the RSA from time to time in accordance with the terms thereof (collectively, the “RSA Parties”). Capitalized terms used but not otherwise defined in this “Restructuring Support Agreement” section of this Current Report on Form 8-K have the meanings given to them in the RSA.

The RSA Parties have agreed to the principal terms of a restructuring (the “Restructuring”) that include: (a) a jointly administered plan of reorganization (the “Plan”) and (b) a sale or sales of the Debtors’ North American Life and Annuity assets (the “NA L&A Assets”) or, to the extent the proceeds of the sale of the NA L&A Assets are not sufficient to pay the Credit Agreement obligations to the Prepetition Lenders in full, the sale of such of the Debtors’ other assets as is necessary to fund the transactions and to pay all claims arising under the Credit Agreement and all related agreements, pursuant to a sale process or processes to be approved in the Chapter 11 Cases (the “Sale Transaction(s)”). Pursuant to the RSA, and as discussed below, the Prepetition Lenders have agreed to provide financing through the DIP Facility.

The RSA contains various milestones, including the following (each individually, a “RSA Milestone” and collectively, the “RSA Milestones”) which include the dates by which the Debtors are required to, among other things, commence the Chapter 11 Cases, obtain certain orders of the Bankruptcy Court and consummate the Restructuring. Among other dates, the RSA and the RSA Milestones contemplate that:

1.    The Debtors shall commence the Chapter 11 Cases by no later than the Petition Date.

2.    On or prior to the Petition Date, the Debtors shall use commercially reasonable efforts to enter into the Stalking Horse APA (as hereinafter defined and described below).

3.    Not later than 3 Business Days after the Petition Date, an interim order approving the DIP Facility shall have been entered by the Bankruptcy Court.

4.    On or prior to 15 days after the Petition Date, the Debtors shall file a motion or motions seeking approval of sale bidding procedures with respect to the Sale Transaction, in form and substance acceptable to the DIP Agent.

5.    On or prior to 30 days after the Petition Date, the Debtors shall provide the following to the DIP Agent (for further transmission to the DIP Lenders), with respect to the Sale Transaction:

a.	confidential information memorandum; and

b.	proposed list of interested buyers.

6.    On or prior to 45 days after the Petition Date, an order approving bid procedures with respect to the Sale Transaction, in form and substance acceptable to the DIP Agent, shall have been entered.

7.    On or prior to 45 days after the Petition Date, a final order approving the DIP Facility shall have been entered by the Bankruptcy Court.

8.    On or prior to 75 days after the Petition Date, the Debtors shall file a Plan, disclosure statement (the “Disclosure Statement”), and motion for approval of the Disclosure Statement in form and substance acceptable to the DIP Agent.

9.    On or prior to 110 days after the Petition Date, the Debtors shall receive a qualified bid with respect to the Sale Transaction (which may be the stalking horse bid) and all such qualified bids received will be promptly shared with the DIP Agent (for further transmission to the DIP Lenders).

10.    On or prior to 110 days after the Petition Date, an order approving the Disclosure Statement and authorizing solicitation of votes for the Plan, shall have been entered.

11.    On or prior to 115 days after the Petition Date, the Debtors, in consultation with the DIP Agent, shall select the qualified bidder(s) in connection with the Sale Transaction.

12.    On or prior to 125 days after the Petition Date, the Debtors, in consultation with the DIP Agent, shall select the qualified bidder(s) and hold an auction(s) among these qualified bidders in connection with the Sale Transaction to the extent there are multiple qualified bids.

13.    On or prior to 135 days after the Petition Date, an order approving the Sale Transaction, in form and substance acceptable to the DIP Agent, shall have been entered.

14.    On or prior to 150 days after the Petition Date, an order confirming the Plan shall have been entered.

15.    The Plan Effective Date shall occur by no later than 170 days after the Petition Date.

The RSA also provides that the RSA may be terminated by the Consenting Lenders holding at least 50.01% in principal amount outstanding (on an aggregate basis) (the “Majority Consenting Lenders”) of the loans outstanding under the Credit Agreement (“Loans”) or the Company Parties upon the occurrence of certain events set forth therein. In particular, the Majority Consenting Lenders may terminate the RSA for failure of the Company Parties to meet a RSA Milestone or any termination of the DIP Facility, and the Company Parties may terminate the RSA in the event the board of directors, board of managers or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the transactions described therein would be inconsistent with the exercise of its fiduciary duties or applicable law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal (as defined in the RSA).

Although the Company Parties intend to pursue the restructuring contemplated by the RSA, there can be no assurance that the Company Parties will be successful in completing a restructuring or any other similar transaction on the terms set forth in the RSA or at all. In addition, the transactions contemplated by the RSA are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the transactions described therein will be consummated on the expected terms, if at all.

The foregoing description of the RSA is not complete and is qualified in its entirety by reference to the RSA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference in this Item 1.03.

DIP Credit Agreement

Subject to the approval of the Bankruptcy Court, the Company, as borrower (the “DIP Borrower”), and certain of the Company’s direct and indirect debtor-subsidiaries, as guarantors (together with the DIP Borrower, the “DIP Loan Parties”), expect to enter into that certain debtor-in-possession credit agreement (the “DIP Credit Agreement”) with the lenders from time to time party thereto (the “DIP Lenders”) and Regions Bank, as administrative agent and collateral agent (the “DIP Agent”), on the terms and conditions set forth therein. Capitalized terms used but not otherwise defined in this “DIP Credit Agreement” section of this Current Report on Form 8-K shall have the meanings given to them elsewhere in this Current Report on Form 8-K (or, if not defined herein, in the DIP Credit Agreement). Pursuant to the DIP Credit Agreement, the DIP Lenders have agreed, upon the terms and conditions set forth therein and subject to approval from the Bankruptcy Court, to make available to the DIP Borrower a $105 million senior secured superpriority debtor-in-possession delayed-draw term loan facility by (i) extending new money term loans in an aggregate principal amount of $35 million, and (ii) converting $70 million of the outstanding loans under the Credit Facility to new loans under the DIP Credit Agreement, upon final approval by the Bankruptcy Court (such loans, the “DIP Loans” and such loan facility, the “DIP Facility”). The DIP Facility will be used, subject to Bankruptcy Court approval, (a) for working capital, capital expenditures and general corporate purposes, (b) to pay professional fees as provided for in the DIP Order, (c) to pay for expenses incurred in the administration of the Chapter 11 Cases or permitted by any first day orders, and (d) to pay such other amounts due under the DIP Credit Agreement and any associated documents.

The DIP Loans will be disbursed to the DIP Borrower (i) in one advance not to exceed $15 million on the Closing Date (the “Initial Loan”) and (ii) in one or more additional advances, not to exceed $20 million in the aggregate (the “Delayed Draw Loans”), subject to approval by the Bankruptcy Court. The Loans may consist of Base Rate Loans, SOFR Loans, or a combination thereof, as the DIP Borrower may request. SOFR Loans shall be made in an aggregate minimum amount of $3 million and integral multiples of $1 million in excess of that amount and shall bear interest at the Term SOFR rate plus an applicable margin of 10%. The DIP Loan Parties’ obligations under the DIP Credit Agreement will be secured by liens on substantially all of the assets of the DIP Loan Parties, subject to certain exceptions. The DIP Facility will mature on the date that is the earliest of the following: (a) the date that is 240 days following the Petition Date, (b) the effective date of a confirmed Chapter 11 plan, or (c) the expiration of the Bankruptcy Court’s order concerning the DIP Credit Agreement either by its terms or upon its termination, reversal, vacatur, or modification (without the consent of the DIP Agent and required DIP Lenders)

The DIP Credit Agreement includes customary negative covenants for debtor-in-possession loan agreements of this type, including covenants limiting the DIP Loan Parties and their restricted subsidiaries’ ability to, among other things, incur additional indebtedness, create liens on assets, make investments, advances or guarantees, engage in mergers, consolidations, sales of assets and acquisitions, use the proceeds of the DIP Facility for any purpose not permitted by the DIP Credit Agreement, and pay dividends and distributions, in each case subject to customary exceptions for debtor-in-possession loan agreements of this type. The DIP Credit Agreement also includes representations and warranties, mandatory prepayments, affirmative covenants, and events of default customary for financings of this type. Certain bankruptcy-related events are also events of default, including, but not limited to, the dismissal by the Bankruptcy Court of any of the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, and certain other events related to the impairment of the DIP Lenders’ rights or liens granted under the DIP Credit Agreement, including the failure of the DIP Loan Parties to comply with any material term of the DIP Order.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a substantially final form of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Stalking Horse APA

On December 18, 2023, the Company entered into a binding “stalking horse” asset purchase agreement (the “Stalking Horse APA”) with a purchaser, Zinnia Distributor Solutions, LLC, a wholly owned subsidiary of Zinnia Corporate Holdings, LLC (the “Purchaser”), pursuant to which the Purchaser has agreed to purchase, subject to the terms and conditions contained therein, the “Transferred Assets” of the Company and certain of its subsidiaries (the “Seller Group”).

The acquisition of the Transferred Assets by the Purchaser pursuant to the Stalking Horse APA is subject to approval of the Bankruptcy Court and one or more auctions, if necessary, to solicit higher or otherwise better bids. On December 18, 2023, the Debtors filed a motion (the “Bidding Procedures Motion”) seeking approval of, among other things, bidding procedures (the “Bidding Procedures”), which will establish procedures for the selection of the highest or otherwise best offer(s) for the sale or sales of the NA L&A Assets and other assets. Other interested bidders would be permitted to participate in the auction if they submit qualifying offers that are higher or otherwise better than the Stalking Horse APA. The Stalking Horse APA acts as a baseline for competitive bids for the acquisition of the Company’s North American Life and Annuity assets. The Bidding Procedures Motion additionally seeks Bankruptcy Court approval of the Stalking Horse APA and designation of the Purchaser as the “stalking horse” bidder for the Transferred Assets.

Under the terms of the Stalking Horse APA, the Purchaser has agreed, subject to Bankruptcy Court approval and absent any higher or otherwise better bid, to acquire the Transferred Assets from the Seller Group for a base amount of $400 million, subject to certain adjustments in accordance with the terms and conditions of the Stalking Horse APA, plus the assumption of specified liabilities related to the Transferred Assets. The Stalking Horse APA includes customary representations and warranties and various customary covenants under the circumstances that are subject to certain limitations, including, without limitation, a break-up fee and expense reimbursement and the right to designate executory contracts and unexpired leases to assume or reject.

The foregoing description of the Bidding Procedures and Stalking Horse APA remains subject to approval by the Bankruptcy Court, is not complete, and is qualified in its entirety by reference to the Stalking Horse APA, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3, and is hereby incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement

The filing of the Chapter 11 Cases constitutes an event of default that accelerated obligations under the following debt instruments and agreements (the “Debt Instruments”):

•

Credit Agreement, dated as of August 5, 2014 (as amended hereby, as amended by that certain Amendment No. 1 to Credit Agreement and Waiver dated as of February 3, 2015, as further amended by that certain Amendment No. 2 to Credit Agreement dated as of June 17, 2016, as further amended by that certain Amendment No. 3 to Credit Agreement and Waiver dated as of October 19, 2017, as further amended by that certain Amendment No. 4 to Credit Agreement and Waiver dated as of November 3, 2017, as further amended by that certain Amendment No. 5 to Credit Agreement (Incremental Increase) dated as of November 3, 2017, as further amended by that certain Amendment No. 6 to Credit Agreement dated as of February 21, 2018, as further amended by that certain Amendment No. 7 to Credit Agreement dated as of April 9, 2018, as further amended by that certain Amendment No. 8 to Credit Agreement (Including Incremental Increase) dated as of November 27, 2018, as further amended by that certain Amendment No. 9 to Credit Agreement dated as of September 27, 2019, as further amended by that certain Amendment No. 10 to Credit Agreement dated as of May 7, 2020, as further amended by that certain Amendment No. 11 to Credit Agreement and Waiver dated as of March 31, 2021, as further amended by that certain Amendment No. 12 to Credit Agreement and Waiver dated as of April 9, 2021, as further amended by that certain Amendment No. 13 to Credit Documents dated as of February 21, 2023, as further amended by that certain Amendment No. 14 to Credit Documents dated as of May 23, 2023, as further amended by that certain Amendment No. 15 to Credit Documents dated as of July 21, 2023, as well as amended by that certain Forbearance Agreement dated as of September 29, 2023 and that certain Amended and Restated Forbearance Agreement dated November 15, 2023.

The Debt Instruments provide that, as a result of the Chapter 11 Cases, the principal amount together with accrued and unpaid fees and interest thereon, and in the case of the indebtedness outstanding under the senior notes, premium, if any, thereon, shall be immediately due and payable. However, any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code. There can be no assurance that the Company’s current liquidity is sufficient to allow it to satisfy its obligations related to the Chapter 11 Cases or to pursue confirmation of the Plan.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 18, 2023, the Company received written notice from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Chapter 11 Cases and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, Nasdaq had determined that the Company’s common stock will be delisted from Nasdaq. The Nasdaq notice also advises the Company of its right to request an appeal of the determination. The Company is considering whether or not to pursue an appeal.

Trading of the Company’s common stock will be suspended at the opening of business on December 28, 2023.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

On November 14, 2023, the Board of Directors of the Company approved certain compensation plans (the “Compensation Plans”) pursuant to which Amit Garg, the Chief Financial Officer of the Company, was entitled to receive a retention bonus of $200,000 and James Senge, the Senior Vice President of EbixHealth, was entitled to receive a retention bonus of $10,125.

Further, subject to Bankruptcy Court approval, the Compensation Plans provide that Mr. Garg will earn $600,000 if the Company sells the North American Life and Annuity assets at or above a target of $400 million (“Milestone #1”) and $775,000 if the Company repays the fully allowed prepetition secured claims under the Credit Agreement, including interest and fees (“Milestone #2,” and together with Milestone #1, the “Milestones”). Mr. Senge will be eligible to earn up to $57,500 upon the Company’s achievement of Milestone #1 and up to $77,500 upon the Company’s achievement of Milestone #2. Only one incentive payment can be earned such that the incentive payment will be paid, if at all, on the higher Milestone achieved.

The purpose of the Compensation Plans is to retain key employees through the current challenges in the economic environment and to incentivize such key employees to continue their dedication to the Company’s ongoing business. Payments pursuant to the retention portion of the Plans were made within the thirty-day period following the Board of Directors approval and are subject to a clawback if the key employee receiving the payments does not remain employed at the Company during the applicable retention period.

Item 7.01	Regulation FD Disclosure

On December 18, 2023, the Company issued a press release announcing the filing of the Chapter 11 Cases. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01	Other Events

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases. In particular, the Company expects that its equity holders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Forward Looking Statements

Statements in this report that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the Debtors’ continued operation of the business as “debtors-in-possession”; the Company’s expectation to be granted “first day relief” and its impact on the ability to pay for continuing obligations, including, but not limited to, employee wages, vendors, suppliers for goods, services, taxes and insurance; the Company’s expectation that the transactions contemplated by the RSA are consummated by the Bankruptcy Court in the terms outlined therein; the Company’s expectation regarding the DIP Credit Agreement and the Bankruptcy Court’s approval thereof; the Company’s expectation regarding the Stalking Horse APA and the Bankruptcy Court’s approval thereof and of the Bidding Procedures; statements regarding the amount of professional fees and other costs incurred in connection with the Chapter 11 Cases; and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: the Company’s ability to fund its planned operations for the next twelve months and its ability to continue as a going concern; the adverse impact of the Chapter 11 Cases on the Company’s business, financial condition, and results of operations; the Company’s ability to successfully consummate the Restructuring and emerge from the Chapter 11 Cases, including by entrance into the RSA and ultimately satisfying the conditions and RSA Milestones set forth therein; the Company’s ability to improve its liquidity and long-term capital structure and to address its debt service obligations through the Restructuring; the Company’s ability to make the required payments under the agreements governing its current debt obligations; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties as a result of the Restructuring and the Chapter 11 Cases; the Company’s ability to execute on currently contemplated asset sales; the effects of the Restructuring and the Chapter 11 Cases on the Company and the interests of various constituents; risks and uncertainties associated with the Restructuring, including the Company’s ability to receive approvals for debtor-in-possession financing, obtain confirmation of the Plan under the Chapter 11 Cases and successfully consummate the Restructuring; the Company’s ability to receive any required approvals of the Plan and the responses of its securityholders and other stakeholders, including those party to the Restructuring, and the RSA; subject to the successful outcome of the Restructuring, the nature, cost, impact and outcome of pending and future litigation, other legal or regulatory proceedings, or governmental investigations and actions; the Company’s ability to maintain the listing of its common stock on Nasdaq, and the resulting impact of either (i) a delisting or (ii) remedies taken to prevent a delisting on the Company’s results of operations and financial condition; and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”). These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in other documents that we file or furnish with the SEC, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this report, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	*Restructuring Support Agreement, dated as of December 18, 2023, by and among the Company and the other parties thereto

10.2	*Form of Senior Secured Superpriority Debtor-In-Possession Credit Agreement by and among the Company and the other parties thereto

10.3	*Asset Purchase Agreement, dated as of December 18, 2023, by and among the Company and Zinnia Distributor Solutions, LLC

99.1	Press Release, dated December 18, 2023

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document)

*	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules or similar attachments to this exhibit have been omitted from this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2023

EBIX, INC.

By:	/s/ Amit Kumar Garg
Name:	Amit Kumar Garg
Title:	Chief Financial Officer